EXHIBIT 23.1
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        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement on Form S-8 of Landauer, Inc., filed on July 1, 2005, of our report dated June 30, 2005, appearing in this Annual Report on Form 11-K of the Landauer, Inc. 401(k) Retirement Savings Plan for the year ended
December 31, 2004.







                             /s/ Crowe Chizek and Company LLC



Oak Brook, Illinois
June 30, 2005